Exhibit 99.1

Two Hopkins Plaza, Suite 1800 Baltimore, Maryland 21201-2978	Telephone 410-244-7400 Facsimile 410-244-7742	www.venable.com
April 22, 2008
Huntington Bancshares Incorporated
41 South High Street
Columbus, Ohio 43287
          Re:      Registration Statement on Form S-3 (No. 333-131143)
Ladies and Gentlemen:
          We have served as Maryland counsel to Huntington Bancshares Incorporated, a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration by the Company of up to 500,000 shares (the “Shares”) of 8.50% Series A Non-Cumulative Perpetual Convertible Preferred Stock, par value $.01 per share (the “Preferred Stock”), of the Company, and the shares (the “Common Shares”) of common stock, par value $.01 per share (the “Common Stock”), of the Company issuable upon conversion of the Shares, each covered by the Registration covered by the Registration Statement on Form S-3, and all amendments thereto, as filed with the United States Securities and Exchange Commission (the “Commission”) by the Company on or about the date hereof under the Securities Act of 1933, as amended (the “1933 Act”) (the “Registration Statement”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Registration Statement.
          In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):
          1. The charter of the Company (the “Charter”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);
          2. The Bylaws of the Company, certified as of the date hereof by an officer of the Company;
          3. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;
          4. Resolutions (the “Resolutions”) adopted by the Board of Directors of the Company and a duly authorized committee thereof relating to the issuance of the Shares and the Common Shares, certified as of the date hereof by an officer of the Company;

Huntington Bancshares Incorporated
April 22, 2008

          5. A certificate executed by an officer of the Company, dated as of the date hereof;
          6. The Registration Statement and the related form of prospectus included therein and the supplement thereto, in the form in which it was transmitted to the Commission under the 1933 Act; and
          7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.
          In expressing the opinion set forth below, we have assumed the following:
          1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.
          2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.
          3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.
          4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.
          5. Upon issuance of any of the Common Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.
          Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

Huntington Bancshares Incorporated
April 22, 2008

          1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.
          2. The Shares have been duly authorized and, when and if issued and delivered in accordance with the Charter, the Resolutions and the Registration Statement, will be validly issued, fully paid and nonassessable.
          3. The Common Shares have been duly authorized and, when and if issued and delivered upon conversion of the Shares in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.
          The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.
          The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.
          This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the Shares and the Common Shares (the “Form 8-K”). We hereby consent to the filing of this opinion as an exhibit to the Form 8-K and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,
/s/ Venable LLP